PRODUCT SUPPLEMENT NO. 50-I                REGISTRATION STATEMENT NO. 333-134553
To prospectus dated May 30, 2006 and                     DATED DECEMBER 15, 2006
prospectus supplement dated May 30, 2006                          RULE 424(b)(2)

LEHMAN BROTHERS HOLDINGS INC.

PRINCIPAL PROTECTED NOTES LINKED TO AN INDEX

GENERAL

o   Lehman Brothers Holdings Inc. may offer and sell principal protected notes linked to an index from time to time. This product supplement no. 50-I describes terms that will apply generally to the principal protected notes, and supplements the terms described in the accompanying base prospectus and
    MTN prospectus supplement. A separate underlying supplement and term sheet or pricing supplement, as the case may be, will describe the index and the terms that apply specifically to the notes, including any changes to the terms specified below. We refer to the term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying base prospectus and MTN prospectus supplement, the terms described in the relevant terms supplement shall control.

o   The notes are the senior unsecured obligations of Lehman Brothers Holdings
    Inc.

o   Payment is linked to an index as described below.

o   Investing in the notes is not equivalent to investing in the index to which the notes are linked or any of its stocks or futures contracts or commodities, as applicable, underlying the index.

o   Unless otherwise specified in the relevant terms supplement, full principal protection if the notes are held to maturity.

o   Unless otherwise specified in the relevant terms supplement, cash payment at maturity of the principal amount plus the Additional Amount, which amount may be zero unless a Minimum Return applies.

o   The Additional Amount will depend on the Index Return and the specific terms of the notes as set forth in the relevant terms supplement. Unless otherwise specified, the Additional Amount per $1,000 principal amount note will equal:

          -   $1,000 x the Index Return x the Upside Participation Rate, but
              will not be less than zero (or the Minimum Return, if applicable)
              or greater than the Maximum Return, if applicable, or

          -   an amount calculated according to the formula above, unless the
              Index closing level is above a specified level (which we refer to as the Knock-Out Level) on one of the trading days specified in the relevant terms supplement, in which case the Additional Amount will equal $1,000 x the Knock-Out Rate, or

          -   if the Ending Index Level is above or equal to the Initial Index
              Level, a fixed amount specified in the relevant terms supplement
              (which amount we refer to as the Fixed Payment); otherwise, zero
              (or the Minimum Return, if applicable).

o   In addition to a cash payment at maturity of the principal amount plus the
    Additional Amount, if any, the notes may pay interest prior to maturity, as specified in the relevant terms supplement.

o   For important information about tax consequences, see "Certain U.S. Federal
    Income Tax Consequences" beginning on page SS-18.

o   Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.

o   The minimum initial investment will be specified in the relevant terms supplement.

o   The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

KEY TERMS

Index:                    The index to which the notes are linked (the "Index"),
                          as specified in the relevant terms supplement.

Payment at Maturity:      Unless otherwise specified in the relevant terms
                          supplement, at maturity you will receive a cash
                          payment per $1,000 principal amount note of $1,000
                          plus the Additional Amount, which may be zero (or may
                          equal the Minimum Return, if applicable).

                                                        (continued on next page)

INVESTING IN THE PRINCIPAL PROTECTED NOTES LINKED TO THE INDEX INVOLVES A NUMBER
OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE SS-1 IN THIS PRODUCT SUPPLEMENT
NO. 50-I AND "RISK FACTORS" BEGINNING ON PAGE US-1 IN THE RELEVANT UNDERLYING
SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 50-I, the accompanying base prospectus, MTN prospectus supplement, the relevant underlying supplement, the relevant terms supplement and any other related prospectus supplements. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS

December 15, 2006

KEY TERMS (CONTINUED)

Additional Amount         For notes with neither a Knock-Out Level nor a Fixed
(Notes with neither a     Payment, the Additional Amount per $1,000 principal
Knock-Out Level nor a     amount note paid at maturity will equal, unless
Fixed Payment):           otherwise specified in the relevant terms supplement,
                          $1,000 x the Index Return x the Upside Participation
                          Rate; provided that the Additional Amount will not be
                          less than zero (or the Minimum Return, if applicable)
                          or greater than the Maximum Return, if applicable.

Additional Amount (Notes  For notes with a Knock-Out Level, the Additional with a Knock-Out Level):  Amount per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the
                          relevant terms supplement:

                          (1)   If the Index closing level is below the
                                Knock-Out Level on each of the trading days
                                specified in the relevant terms supplement,
                                $1,000 x the Index Return x the Upside
                                Participation Rate; provided that the Additional
                                Amount will not be less than zero (or the
                                Minimum Return, if applicable) or greater than
                                the Maximum Return, if applicable; or

                          (2)   If the Index closing level is above or equal to
                                the Knock-Out Level on any of the trading days
                                specified in the relevant terms supplement
                                (which we refer to as a Knock-Out Event), $1,000
                                x the Knock-Out Rate.

Additional Amount (Notes  For notes with a Fixed Payment, the Additional Amount
with a Fixed Payment):    per $1,000 principal amount note paid at maturity will
                          equal, unless otherwise specified in the relevant
                          terms supplement:

                          (1)   If the Ending Index Level is above or equal to
                                the Initial Index Level, an amount specified in
                                the relevant terms supplement; or

                          (2)   If the Ending Index Level is below the Initial
                                Index Level, zero (or the Minimum Return, if
                                applicable).

Minimum Return:           If applicable, the Additional Amount will equal at
                          least the amount specified as the Minimum Return in
                          the relevant terms supplement.

Maximum Return:           If applicable, the Additional Amount will equal no
                          more than the amount specified as the Maximum Return
                          in the relevant terms supplement.

Other Terms:              In each case if applicable, the Upside Participation
                          Rate, Knock-Out Level, Knock-Out Rate, Fixed Payment,
                          Interest Rate, Partial Principal Protection
                          Percentage, Interest Period, Interest Determination
                          Dates and/or Interest Payment Date(s) will be set
                          forth in the relevant terms supplement.

Index Return:             Unless otherwise specified in the relevant terms
                          supplement:

                               Ending Index Level - Initial Index Level
                               ---------------------------------------
                                         Initial Index Level

Initial Index Level:      The Index closing level on the pricing date, or such
                          other date or dates as specified in the relevant terms
                          supplement.

Ending Index Level:       The Index closing level on the Observation Date, or
                          the arithmetic average of the Index closing levels on
                          each of the Averaging Dates, or such other date or
                          dates as specified in the relevant terms supplement.

Index Valuation Date(s):  The Index closing level will be calculated on a single date, which we refer to as the Observation Date, or on
                          several dates, each of which we refer to as an
                          Averaging Date, as specified in the relevant terms
                          supplement. We refer to such dates generally as Index
                          Valuation Dates in this product supplement. Any Index
                          Valuation Date is subject to postponement in the event
                          of certain market disruption events and as described
                          under "Description of Notes - Payment at Maturity."

Knock-Out Event:          For notes with a Knock-Out Level, the relevant terms
                          supplement may specify any trading day(s) during the
                          term of the notes as the day(s) on which a Knock-Out
                          Event can occur.

Maturity Date:            As specified in the relevant terms supplement. The
                          maturity date of the notes is subject to postponement
                          in the event of certain market disruption events and
                          as described under "Description of Notes - Payment at
                          Maturity."

                                TABLE OF CONTENTS

                                PRODUCT SUPPLEMENT

                                                                            PAGE
                                                                            ----

                            MTN PROSPECTUS SUPPLEMENT

                                 BASE PROSPECTUS

Ratios of Earnings to Fixed Charges and of Earnings to Combined

      In making your investment decision, you should rely only on the information contained or incorporated by reference in the relevant terms supplements and the relevant underlying supplement, this product supplement no.
50-I and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers Holdings Inc.
The relevant terms supplements and the relevant underlying supplement, this product supplement no. 50-I and the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes and supersede all prior or contemporaneous oral statements as well as any other written materials including preliminary pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. We have not authorized anyone to give you

                                      SS-i

any additional or different information. The information in the relevant terms supplements and the relevant underlying supplement, this product supplement no.
50-I and the accompanying base prospectus and MTN prospectus supplement may only be accurate as of the dates of each of these documents, respectively.

      The notes described in the relevant terms supplements, the relevant underlying supplement and this product supplement no. 50-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities
Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplements, the relevant underlying supplement, this product supplement no.
50-I and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

      In this product supplement no. 50-I, the relevant underlying supplement, the relevant terms supplements and the accompanying base prospectus and MTN prospectus supplement, "we," "us" and "our" refer to Lehman Brothers Holdings
Inc., unless the context requires otherwise.

      WE ARE OFFERING TO SELL, AND ARE SEEKING OFFERS TO BUY, THE NOTES ONLY IN
JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THIS PRODUCT
SUPPLEMENT NO. 50-I NOR THE ACCOMPANYING BASE PROSPECTUS, MTN PROSPECTUS
SUPPLEMENT, UNDERLYING SUPPLEMENT OR TERMS SUPPLEMENT CONSTITUTES AN OFFER TO
SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY NOTES BY ANY PERSON IN ANY
JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR
SOLICITATION. NEITHER THE DELIVERY OF THIS PRODUCT SUPPLEMENT NO. 50-I NOR THE
ACCOMPANYING BASE PROSPECTUS, MTN PROSPECTUS SUPPLEMENT, UNDERLYING SUPPLEMENT
OR TERMS SUPPLEMENT NOR ANY SALE MADE HEREUNDER IMPLIES THAT THERE HAS BEEN NO
CHANGE IN OUR AFFAIRS OR THAT THE INFORMATION IN THIS PRODUCT SUPPLEMENT NO.
50-I AND ACCOMPANYING BASE PROSPECTUS, MTN PROSPECTUS SUPPLEMENT, UNDERLYING
SUPPLEMENT OR TERMS SUPPLEMENT IS CORRECT AS OF ANY DATE AFTER THE DATE HEREOF.

      YOU MUST (I) COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN
ANY JURISDICTION IN CONNECTION WITH THE POSSESSION OR DISTRIBUTION OF THIS
PRODUCT SUPPLEMENT NO. 50-I AND THE ACCOMPANYING BASE PROSPECTUS, MTN PROSPECTUS
SUPPLEMENT, UNDERLYING SUPPLEMENT OR TERMS SUPPLEMENT, AND THE PURCHASE, OFFER
OR SALE OF THE NOTES AND (II) OBTAIN ANY CONSENT, APPROVAL OR PERMISSION
REQUIRED TO BE OBTAINED BY YOU FOR THE PURCHASE, OFFER OR SALE BY YOU OF THE
NOTES UNDER THE LAWS AND REGULATIONS APPLICABLE TO YOU IN FORCE IN ANY
JURISDICTION TO WHICH YOU ARE SUBJECT OR IN WHICH YOU MAKE SUCH PURCHASES,
OFFERS OR SALES; NEITHER WE NOR THE AGENTS SHALL HAVE ANY RESPONSIBILITY
THEREFOR.

                                      SS-ii

                                  RISK FACTORS

      Your investment in the notes will involve certain risks. The notes may not pay interest or guarantee any return of principal prior to maturity unless otherwise specified in the relevant terms supplement. Investing in the notes is not equivalent to investing directly in the Index or any of the stocks or futures contracts or commodities, as applicable, underlying the Index. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. YOU SHOULD CONSIDER CAREFULLY THE
FOLLOWING DISCUSSION OF RISKS AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS
PRODUCT SUPPLEMENT, THE ACCOMPANYING MTN PROSPECTUS SUPPLEMENT AND BASE
PROSPECTUS AND THE DOCUMENTS INCORPORATED IN THE BASE PROSPECTUS BY REFERENCE
BEFORE YOU DECIDE THAT AN INVESTMENT IN THE NOTES IS SUITABLE FOR YOU. IN
ADDITION, YOU SHOULD CONSIDER CAREFULLY THE DISCUSSION OF RISKS SET FORTH IN THE
RELEVANT UNDERLYING SUPPLEMENT BEFORE YOU DECIDE THAT AN INVESTMENT IN THE NOTES
LINKED TO THE INDEX IS SUITABLE FOR YOU. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

THE NOTES DIFFER FROM CONVENTIONAL DEBT SECURITIES.

      The terms of the notes differ from those of conventional debt securities in that we may not pay interest on the notes or, if we do pay interest, a significant portion of your total payment at maturity may be based on the performance of the Index rather than the interest rate we will pay you. Where the relevant terms supplement does not provide for interest payments, if the
Ending Index Level is not above, or in certain cases, equal to, the Initial
Index Level, and if the Index closing level is below the Knock-Out Level, if any, on each of the trading days specified in the relevant terms supplement, at maturity you will receive only $1,000 (plus the Minimum Return, if any) for each
$1,000 principal amount note, unless otherwise specified in the relevant terms supplement. Therefore, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return at maturity of only the $1,000 principal amount of each note (plus the Minimum
Return, if any) may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

THE NOTES MAY NOT PAY MORE THAN THE PRINCIPAL AMOUNT, AND ACCRUED AND UNPAID
INTEREST, IF APPLICABLE, AT MATURITY.

      If the Ending Index Level is below, or, in certain cases, equal to the
Initial Index Level, and the Index closing level is below the Knock-Out Level, if any, on each of the trading days specified in the relevant terms supplement, you will receive only the applicable interest payments, if any, set forth in the terms supplement and, unless otherwise specified in the relevant terms supplement, $1,000 (plus the Minimum Return, if any) for each $1,000 principal amount note you hold at maturity. This will be true even if the level of the
Index was above the Initial Index Level at some time during the life of the notes but later falls below or, in certain cases, equal to the Initial Index
Level. Because the notes may accrue interest at an interest rate lower than that payable for other debt securities issued by us with a comparable maturity, the return on your investment in the notes may be less than the amount that would be paid on a conventional debt security issued by us with a comparable maturity.
This return may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

THE ENDING INDEX LEVEL MAY BE BELOW THE INDEX LEVEL AT OTHER TIMES DURING THE
TERM OF THE NOTES.

      Because the Ending Index Level is calculated based on the Index closing level on one or more Index Valuation Dates during the term of the notes, the level of the Index at various other times during the term of the notes could be above the Ending Index Level. This difference could be particularly large if there is a significant increase in the level of the Index before and/or after the Index Valuation Date(s) or if there is a significant decrease in the level of the Index around the time of the Index Valuation Date(s) or if there is significant volatility in the Index level during the term of the notes
(especially on dates near the Index Valuation Date(s)). For example, when the
Index Valuation Date of the notes is near the end of the

                                      SS-1

term of the notes, then if the Index levels increase or remain relatively constant during the initial term of the notes and then decrease below the
Initial Index Level, the Ending Index Level may be significantly lower than if it were calculated on a date earlier than the Index Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Index, the stocks or futures contracts or commodities, as applicable, underlying the Index or contracts relating to the
Index for which there is an active secondary market.

THE APPRECIATION POTENTIAL OF THE NOTES WILL BE LIMITED BY THE KNOCK-OUT LEVEL,
IF APPLICABLE.

      If the notes have a Knock-Out Level, the appreciation potential of the notes is limited by the Knock-Out Level and the corresponding Knock-Out Rate.
For example, if the Knock-Out Level equals 125% of the Initial Index Level, the appreciation potential of the notes is limited to 24.99%. Once the Index closing level is equal to or above the Knock-Out Level, the appreciation potential of the notes is limited to the Knock-Out Rate, which may be zero, even if the Index
Return is greater than the Knock-Out Rate. For notes with a Knock-Out Level, if the Index closing level is above or equal to the Knock-Out Level on any trading day specified in the relevant terms supplement, the return on the notes will equal the Knock-Out Rate multiplied by the principal amount of the notes and will not be determined by reference to the Index Return. This return may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Therefore your return may be less than the return you would have otherwise received if you had invested directly in the
Index, the stocks or futures contracts or commodities, as applicable, underlying the Index or contracts relating to the Index for which there is an active secondary market. Under these circumstances, your return will not reflect any potential increase in the Ending Index Level, as compared to the Initial Index
Level, of greater than the Knock-Out Rate.

THE APPRECIATION POTENTIAL OF THE NOTES WILL BE LIMITED BY THE FIXED PAYMENT, IF
APPLICABLE.

      If the notes have a Fixed Payment, the appreciation potential of the notes is limited to the appreciation represented by such Fixed Payment, even if the appreciation in the Index would, but for the Fixed Payment, result in the payment of a greater Additional Amount at maturity. If the Ending Index Level is above or equal to the Initial Index Level, the return on the notes will equal the Fixed Payment and will not be determined by reference to the Index Return.
This return will be limited regardless of the appreciation of the Index, which may be significant. Therefore, under certain circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the Index, the stocks or futures contracts or commodities, as applicable, underlying the Index or contracts relating to the Index for which there is an active secondary market.

THE APPRECIATION POTENTIAL OF THE NOTES WILL BE LIMITED BY THE MAXIMUM RETURN,
IF APPLICABLE.

      If the notes have a Maximum Return, the appreciation potential of the notes is limited to the fixed dollar amount per $1,000 principal amount note specified in the applicable terms supplement as the Maximum Return. The
Additional Amount will equal no more than the Maximum Return. Accordingly, the appreciation potential of the notes will be limited to the Maximum Return even if the Additional Amount calculated with reference to the Index Return and
Participation Rate would be greater than the Maximum Return. Therefore, under certain circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the Index, the stocks or futures contracts or commodities, as applicable, underlying the Index or contracts relating to the Index for which there is an active secondary market.

IF THE UPSIDE PARTICIPATION RATE IS LESS THAN 100%, THE ADDITIONAL AMOUNT WILL
BE LIMITED BY THE UPSIDE PARTICIPATION RATE.

      If the Upside Participation Rate is less than 100% and the Ending Index
Level is above the Initial Index Level, the Additional Amount you receive at maturity will equal only a percentage, as specified in the relevant terms supplement, of the Index performance above the Initial Index Level. Under these circumstances, the Additional Amount you receive at maturity will not fully reflect the performance of the Index.

                                      SS-2

YOU SHOULD BE WILLING TO HOLD YOUR NOTES TO MATURITY.

      The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Index has appreciated since the pricing date. The potential returns described in any terms supplement assume that your notes are held to maturity.

OUR AFFILIATES' COMPENSATION MAY SERVE AS AN INCENTIVE TO SELL YOU THESE NOTES.

      We and our affiliates act in various capacities with respect to the notes.
Lehman Brothers Inc. and other of our affiliates may act as a principal, agent or dealer in connection with the notes. Such affiliates, including the sales representatives, may derive compensation from the distribution of the notes and such compensation may serve as an incentive to sell these notes instead of other investments.

THE INCLUSION IN THE ORIGINAL ISSUE PRICE OF EACH AGENT'S COMMISSION AND THE
COST OF HEDGING OUR OBLIGATIONS UNDER THE NOTES THROUGH ONE OR MORE OF OUR
AFFILIATES IS LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO
MATURITY.

      While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates' expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Lehman
Brothers Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by Lehman Brothers Inc., as a result of dealer discounts, mark-ups and other transaction costs.

SECONDARY TRADING MAY BE LIMITED.

      Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

      Lehman Brothers Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Lehman Brothers Inc. is willing to buy the notes. If at any time
Lehman Brothers Inc. or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

PRIOR TO MATURITY, THE VALUE OF THE NOTES WILL BE INFLUENCED BY MANY
UNPREDICTABLE FACTORS.

      Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Index on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Index. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

      o   the volatility or expected volatility in the Index;

      o   the time to maturity of the notes;

                                      SS-3

      o   in the case of notes linked to a stock index, the dividend rate on the stocks underlying the Index;

      o   in the case of notes linked to a commodity index, the market price of the physical commodities upon which the futures contracts underlying the Index are based ("Index Commodities") or the exchange-traded futures contracts on the Index Commodities;

      o   interest and yield rates in the market generally as well as, in the case of notes linked to a stock index, in the markets of the stocks underlying the Index;

      o   economic, financial, political, geographical, agricultural, meteorological, regulatory or judicial events that affect the stocks or futures contracts or commodities, as applicable, underlying the
          Index or markets generally and which may affect the Index closing level on any Index Valuation Date; and

      o   our creditworthiness, including actual or anticipated downgrades in our credit ratings.

      You cannot predict the future performance of the Index based on its historical performance. The Ending Index Level may be equal to or below the
Initial Index Level, in which event you will only receive the principal amount of your notes at maturity unless the relevant terms supplement provides for interest payments, a Minimum Return or includes a Knock-Out feature.

MARKET DISRUPTIONS MAY ADVERSELY AFFECT YOUR RETURN.

      The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Index closing level on any trading day or the Index Return on any Index
Valuation Date and calculating the payment at maturity that we are required to pay you. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that such an event has occurred, it is possible that one or more of the Index
Valuation Dates and the maturity date will be postponed and your return will be adversely affected. See "Description of Notes-Market Disruption Events" in this product supplement.

IF A MARKET DISRUPTION EVENT OCCURS ON A DAY THAT WOULD OTHERWISE BE AN
AVERAGING DATE, THERE WILL BE A DELAY IN SETTLEMENT OF THE NOTES.

      If a market disruption event occurs on a day that would otherwise be an averaging date, settlement of the notes will be delayed, depending on the circumstances surrounding the market disruption event, for a number of trading days (up to a maximum delay of [eight multiplied by the number of averaging dates as specified in the relevant terms supplement]) following the maturity date.

IF THE TERM OF THE NOTES IS MORE THAN ONE YEAR, THE NOTES WILL BE CONTINGENT
PAYMENT DEBT INSTRUMENTS FOR U.S. FEDERAL INCOME TAX PURPOSES.

      For United States federal income tax purposes, if the term of the notes is more than one year, the notes will be classified as contingent payment debt instruments. As a result, they will be considered to be issued with original issue discount. You will be required to include in income the amount of original issue discount in excess of the stated interest payments actually made to you, if any, during your ownership of such notes, subject to some adjustments, based on the "comparable yield" of the notes, which will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the notes. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of such notes. See "Certain U.S. Federal
Income Tax Consequences" in this product supplement.

                                      SS-4

IF THE TERM OF THE NOTES IS NOT MORE THAN ONE YEAR, THE NOTES WILL BE TREATED AS
SHORT-TERM DEBT INSTRUMENTS FOR U.S. FEDERAL INCOME TAX PURPOSES.

      If the term of the notes is not more than one year (including the last possible date that the notes could be outstanding), the notes will be treated as
"short-term" debt instruments for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service with respect to the notes. As a result, certain aspects of the tax treatment of an investment in the notes are uncertain. You are urged to review carefully the section entitled "Certain U.S. Federal Income Tax Consequences" in this product supplement and consult your tax adviser regarding your particular circumstances.

LEHMAN BROTHERS HOLDINGS INC. EMPLOYEES HOLDING THE NOTES MUST COMPLY WITH
POLICIES THAT LIMIT THEIR ABILITY TO TRADE THE NOTES AND MAY AFFECT THE VALUE OF
THEIR NOTES.

      If you are an employee of Lehman Brothers Holdings Inc. or one of its affiliates, you may only acquire the notes in compliance with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

IN THE CASE OF NOTES LINKED TO A STOCK INDEX:

YOUR RETURN ON THE NOTES WILL NOT REFLECT DIVIDENDS ON THE COMMON STOCKS OR
OTHER EQUITY SECURITIES OF THE COMPANIES INCLUDED IN THE INDEX.

      Your return on the notes will not reflect the return you would realize if you actually owned the stocks of the companies included in the Index and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Index Level. The Ending Index Level reflects the prices of the stocks as calculated in the Index without taking into consideration the value of dividends paid on those stocks.

CERTAIN OF OUR, OR OUR AFFILIATES', ACTIVITIES MAY ADVERSELY AFFECT THE VALUE OF
YOUR NOTES.

      Lehman Brothers Inc. and other affiliates of ours trade the stocks underlying the Index and other financial instruments related to the Index and its component stocks on a regular basis, for their accounts and for other accounts under their management. Lehman Brothers Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index.
To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the
Index and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

      In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Index or the stocks that compose the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

      On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index or the stocks underlying the Index, or instruments whose value is derived from the Index or its underlying stocks. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Index as well as the Initial Index Level, and, therefore, effectively establish a higher level that the Index must achieve for you to obtain a

                                      SS-5

return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Index or the stocks underlying the Index, or instruments whose value is derived from the Index or its underlying stocks. We cannot assure you that any of these activities will not have a material impact on the level of the Index or the value of the notes.

AN AFFILIATE OF OURS MAY ACT AS A CALCULATION AGENT ON THE NOTES, CREATING A
POTENTIAL CONFLICT OF INTEREST BETWEEN YOU AND US.

      Lehman Brothers Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial
Index Level, the Ending Index Level, the Index Return and the amount that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether the Index has been discontinued and whether there has been a material change in the method of calculation of the Index. In performing these duties, Lehman Brothers Inc.
may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where Lehman Brothers Inc., as the calculation agent, is entitled to exercise discretion.

IN THE CASE OF NOTES LINKED TO A COMMODITY INDEX:

SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES
MARKETS MAY ADVERSELY AFFECT THE VALUE OF YOUR NOTES.

      The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your notes.

COMMODITY PRICES MAY CHANGE UNPREDICTABLY, AFFECTING THE INDEX LEVEL AND THE
VALUE OF YOUR NOTES IN UNFORESEEABLE WAYS.

      Trading in futures contracts associated with the Index Commodities (as defined above under "-Prior to maturity, the value of the notes will be influenced by many unpredictable factors") is speculative and can be extremely volatile. Market prices of the Index Commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships;
weather; agriculture; trade; fiscal, monetary and exchange control programs;
domestic and foreign political and economic events and policies; disease;
technological developments; changes in interest rates and growth rates in the global economy; and trading activities in commodities and related futures contracts. These factors may affect the level of the Index and the value of your notes in varying ways, and different factors may cause the value of different commodities included in the Index, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

HIGHER FUTURE PRICES OF THE COMMODITY FUTURES CONTRACTS CONSTITUTING THE INDEX
RELATIVE TO THEIR CURRENT PRICES MAY DECREASE THE AMOUNT PAYABLE AT MATURITY.

      The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the futures contracts underlying the Index approach expiration, they are replaced by contracts that have a later expiration.

                                      SS-6

Thus, for example, a contract purchased and held in August may specify an
October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as
"rolling." If the market for these contracts is (putting aside other considerations) in "backwardation," where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the
November contract, thereby creating a "roll yield." While many of the contracts underlying the Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain Index Commodities, such as gold, have historically traded in "contango"
markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the Index.

YOU WILL NOT HAVE RIGHTS IN THE FUTURES CONTRACTS ON THE INDEX.

      You will not have any rights that holders of the futures contracts underlying the Index may have.

CERTAIN OF OUR, OR OUR AFFILIATES', ACTIVITIES MAY ADVERSELY AFFECT THE VALUE OF
YOUR NOTES.

      Lehman Brothers Commodity Services Inc. and other affiliates of ours trade futures contracts and options on futures contracts related to the Index
Commodities on a regular basis, for their accounts and for other accounts under their management. Lehman Brothers Commodity Services Inc. and other affiliates of ours may also enter into or trade and market securities, swaps, options, derivatives and related instruments that are linked to the performance of the
Index, the futures contracts underlying the Index or the Index Commodities. Any of these trading activities could potentially affect the level of the Index and, accordingly, could affect the value of the notes and the amount payable to you at maturity.

      One or more of our affiliates may publish research reports or otherwise express views about the Index or the Index Commodities. Any prospective purchaser of notes should undertake an independent investigation of the Index, the futures contracts underlying the Index and the Index Commodities as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

      In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Index, the futures contracts underlying the Index or the commodities underlying the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

      On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index, futures contracts or commodities underlying the Index, or instruments whose value is derived from the
Index or its underlying futures contracts or commodities. While we cannot predict an outcome, such hedging activity could potentially increase the level of the Index as well as the Initial Index Level, and, therefore, effectively establish a higher level that the Index must achieve for you to receive at maturity of the notes more than the applicable principal amount of your notes
(other than, if applicable, any interest payment or payment of the Minimum
Return). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the
Index, futures contracts or commodities underlying the Index, or instruments whose value is derived from the Index or its underlying futures contracts or commodities. We cannot assure you that any of these activities will not have a material impact on the level of the Index or the value of the notes.

AN AFFILIATE OF OURS MAY ACT AS A CALCULATION AGENT ON THE NOTES, CREATING A
POTENTIAL CONFLICT OF INTEREST BETWEEN YOU AND US.

      Lehman Brothers Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial
Index Level, the Ending Index Level, the Index Return and

                                      SS-7

the Additional Amount, if any, that we will pay you at maturity as well as whether the Index closing level is greater than or equal to the Knock-Out Level, for notes with a Knock-Out feature, on any trading day during the term of the notes as specified in the applicable terms supplement, whether the Ending Index
Level is equal to or greater than the Initial Index Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date.
The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether the Index has been discontinued, whether there has been a material change in the method of calculation of the Index and, if the notes bear interest, whether a day is an Interest Payment Date. In performing these duties, Lehman Brothers Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where Lehman Brothers Inc., as the calculation agent, is entitled to exercise discretion.

                                      SS-8

                                 USE OF PROCEEDS

      Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used, in whole or in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The balance of the proceeds, if any, will be used for general corporate purposes.

      On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Index, the stocks or futures contracts or commodities, as applicable, underlying the Index, or instruments whose value is derived from the Index or the stocks or futures contracts or commodities, as applicable, underlying the Index. While we cannot predict an outcome, such hedging activity could potentially increase the level of the Index as well as the Initial Index Level, and, therefore, effectively establish a higher level that the Index must achieve for you to receive at maturity of the notes more than the applicable principal amount of your notes
(other than, if applicable, any interest payment or payment of the Minimum
Return). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the
Index, the stocks or futures contracts or commodities, as applicable, underlying the Index, or instruments whose value is derived from the Index or the stocks or futures contracts or commodities, as applicable, underlying the Index. Although we have no reason to believe that any of these activities will have a material impact on the level of the Index or the value of the notes, we cannot assure you that these activities will not have such an effect. See "Risk Factors-Certain of our, or our affiliates', activities may adversely affect the value of your notes."

      We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

                                      SS-9

                              DESCRIPTION OF NOTES

      The following description of the terms of the notes supplements the description of the general terms of the notes set forth under "Description of the Notes" in the accompanying MTN prospectus supplement and "Description of
Debt Securities" in the accompanying base prospectus. A separate underlying supplement and terms supplement will describe the index and the terms that apply specifically to the notes, including any changes to the terms specified below.
Capitalized terms used but not defined in this product supplement no. 50-I have the meanings assigned in the accompanying base prospectus, MTN prospectus supplement, underlying supplement prospectus and the relevant terms supplement.
The term "note" refers to each $1,000 principal amount of our Principal
Protected Notes Linked to the Index.

GENERAL

      The Principal Protected Notes are senior unsecured obligations of Lehman
Brothers Holdings Inc. that are linked to the index specified in the relevant terms supplement (the "Index"). The notes are a series of securities referred to in the accompanying base prospectus and MTN prospectus supplement. The notes will be issued by Lehman Brothers Holdings Inc. under an indenture dated
September 1, 1987, as amended or supplemented from time to time, between us and
Citibank, N.A., as trustee.

      Unless otherwise specified in the relevant terms supplement, the notes will not pay interest or a fixed amount at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Index over the term of the notes, calculated in accordance with the applicable formula as set out below. Unless otherwise specified in the relevant terms supplement, we will pay you at maturity at least the principal amount of $1,000 for each $1,000 principal amount note and, if specified in the relevant terms supplement, accrued and unpaid interest and/or a
Minimum Return.

      The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

      The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under "Description of the Notes-Forms of Notes" in the MTN prospectus supplement and "Description of Debt Securities-Information in the Prospectus
Supplement" in the base prospectus.

      The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 50-I and the relevant underlying supplement. The terms described in those documents supplement those described herein and in the accompanying base prospectus and MTN prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying base prospectus or MTN prospectus supplement, the terms described in the relevant terms supplement shall control.

PAYMENT AT MATURITY

      The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Index Valuation Date is postponed as described below. We will specify, in each case, if applicable, the Upside Participation Rate, Partial Principal
Protection Percentage, Minimum Return, Maximum Return, Knock-Out Level,
Knock-Out Rate, Knock-Out Event and Fixed Payment and the applicable terms of any such payment terms in the relevant terms supplement.

                                      SS-10

      Your return on the notes will be linked to the performance of the Index during the life of the notes, provided that if the notes have a Knock-Out Level, your return on the notes will be linked to the performance of the Index if the
Index closing level is equal to or above the Knock-Out Level on each of the trading days specified in the terms supplement.

      Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 plus the Additional Amount as described below, which amount may be zero unless a
Minimum Return applies. Unless otherwise specified in the relevant terms supplement, you will not receive less than $1,000 for each $1,000 principal amount note if you hold the notes to maturity.

      For notes with neither a Knock-Out Level nor a Fixed Payment, the
"Additional Amount" per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement, $1,000 x the
Index Return x the Upside Participation Rate; provided that the Additional
Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

      The "Upside Participation Rate" will be a percentage, which may be more or less than 100%, as specified in the relevant terms supplement.

      The "Partial Principal Protection Percentage" will be a percentage less than 100% as specified in the relevant terms supplement.

      The "Minimum Return" will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

      The "Maximum Return" will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

      For notes with a Knock-Out Level, the "Additional Amount" per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement:

      (1)   if the Index closing level is below the Knock-Out Level on each of the trading days specified in the relevant terms supplement, $1,000
            x the Index Return x the Upside Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum
            Return, if applicable) or greater than the Maximum Return, if applicable; or

      (2)   if the Index closing level is above or equal to the Knock-Out Level on any of the trading days specified in the relevant terms supplement, $1,000 x the Knock-Out Rate.

      The "Knock-Out Level" will be a percentage of the Initial Index Level or a fixed level of the Index as specified in the relevant terms supplement.

      The "Knock-Out Rate" will be a percentage as specified in the relevant terms supplement.

      A "Knock-Out Event" occurs when the Index closing level is above or equal to the Knock-Out Level on any of the trading days specified in the relevant terms supplement. For example, the terms supplement may specify a single trading day as the only day on which a Knock-Out Event can occur, or the terms supplement may specify that a Knock-Out Event can occur on any trading day during the term of the notes.

      For notes with a Fixed Payment, the "Additional Amount" per $1,000 principal amount note paid at maturity will equal, unless otherwise specified in the relevant terms supplement:

      (1)   if the Ending Index Level is above or equal to the Initial Index
            Level, the Fixed Payment; or

                                      SS-11

      (2)   if the Ending Index Level is below the Initial Index Level, zero (or the Minimum Return, if applicable).

      The "Fixed Payment" is a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

      Unless otherwise specified in the relevant terms supplement, the "Index
Return," as calculated by the calculation agent, is the percentage change in the closing level of the Index calculated by comparing the Index closing level on the Observation Date, or the arithmetic average of the Index closing level on each of the Averaging Dates, or such other date or dates as specified in the applicable terms supplement (the "Ending Index Level"), to the Index closing level on the pricing date, or such other date or dates as specified in the applicable terms supplement (the "Initial Index Level"). The relevant terms supplement will specify the Initial Index Level and the manner in which the
Ending Index Level is determined. The Index Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

                            Ending Index Level - Initial Index Level
             Index Return = ----------------------------------------
                                      Initial Index Level

      The "Index closing level" on any trading day will equal the closing level of the Index or any successor index (as defined in the relevant terms supplement) or alternative calculation of the Index described in the relevant terms supplement at the regular official weekday close of the principal trading session of the relevant exchange or market for the Index or the successor index.

      A "trading day" is, unless otherwise specified in the relevant terms supplement:

      o   in the case of notes linked to a stock index, a day, as determined by the calculation agent, on which trading is generally conducted on (i)
          the relevant exchanges (as defined under "Description of Notes-Market
          Disruption Events-Stock Index") for securities underlying the Index and (ii) the exchanges on which futures or options contracts related to the Index are traded, other than a day on which trading on such relevant exchange or exchange on which such securities, futures or options contracts are traded is scheduled to close prior to its scheduled weekday closing time; or

      o   in the case of notes linked to a commodity index, a day, as determined by the calculation agent, on which (i) the Index or any successor index is calculated and (ii) futures contracts constituting more than
          80% of the value of the Index on such day are capable of being traded on their relevant exchanges (as defined under "Description of
          Notes-Market Disruption Events-Commodity Index") during the one-half hour before the determination of the closing level of the Index.

      The Index Valuation Date(s), which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Averaging Date, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below.

      In the case of notes linked to a stock index, if an Index Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Index Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided that the Index closing level for an Index Valuation Date will not be determined on a date later than the eighth scheduled trading day after the final Index Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Index closing level for the Index Valuation Date on such date in accordance with the formula for and method of calculating the Index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent's good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such eighth

                                      SS-12

scheduled trading day of each security most recently constituting the Index. See
"Notes with a maturity of more than one year" and "Notes with a maturity of not more than one year."

      In the case of notes linked to a commodity index, if an Index Valuation
Date is not a trading day or if there is a market disruption event on such day with respect to a futures contract underlying such commodity Index, the calculation agent will calculate the Index closing level with respect to such
Index Valuation Date in accordance with the formula for and method of calculating the Index closing level last in effect prior to commencement of the market disruption event or prior to the non-trading day using:

   o  with respect to each futures contract underlying such commodity Index for which such day is a trading day and for which a market disruption event has not occurred, the settlement price of such futures contract on the applicable relevant exchange on the scheduled Index Valuation Date; and

   o  with respect to each futures contract underlying such commodity Index for which such day is not a trading day or for which a market disruption event has occurred, the settlement price of such futures contract on the next trading day for such futures contract on which there is not a market disruption event; provided, however, if a market disruption event with respect to such futures contract occurs on each of the eight trading days following the originally scheduled Index Valuation Date, then the calculation agent shall determine the settlement price for such futures contract by requesting four leading dealers in the underlying market for such futures contract (selected in the sole discretion of the calculation agent) to provide price quotations for the price for such futures contract. If at least two quotations are provided, the price for the futures contract will be the arithmetic mean of such quotations. If only one dealer provides a price quotation, then the calculation agent, in its sole discretion, will determine whether it is reasonable to use that quotation. If the calculation agent determines that it is not reasonable to use such single price quotation, or if no price quotation is provided, the calculation agent shall determine the settlement price for such futures contract in its sole discretion taking into account the latest available quotation for the settlement price of such futures contract and any other information that it in good faith deems relevant.

      The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then any payment required to be made on the maturity date will instead be made on the next succeeding business day following such scheduled maturity date. If, due to a non-trading day or a market disruption event or otherwise, the final Index Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Index Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under "Description of Notes-Market Disruption
Events."

NOTES WITH A MATURITY OF MORE THAN ONE YEAR

      If an Index Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Index Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided that the Index closing level will not be determined on a date later than the eighth scheduled trading day after the final Index Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Index closing level on such date in accordance with the formula for and method of calculating the Index closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent's good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such eighth scheduled trading day of each security most recently constituting the
Index.

                                      SS-13

NOTES WITH A MATURITY OF NOT MORE THAN ONE YEAR

      If a market disruption event occurs on any Index Valuation Date other than the final Index Valuation Date, or such date is not a trading day, the Index closing level will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred or is continuing. The final
Index Valuation Date will be the third scheduled trading day prior to the maturity date, unless the calculation agent determines that a market disruption event occurred or is continuing on that day. In that event, the final Index
Valuation Date will be the first succeeding trading day on which the calculation agent determines that a market disruption event has not occurred and is not continuing. In no event, however, shall the final Index Valuation Date be postponed more than eight business days, provided that such final Index
Valuation Date, as postponed, shall not produce a maturity date (including the issue date but not the maturity date) more than one year after the issue date
(any such date, the "Final Disrupted Valuation Date"). If the final Index
Valuation Date has been postponed to the Final Disrupted Valuation Date, and such Final Disrupted Valuation Date is not a trading day, or if there is a market disruption event on such Final Disrupted Valuation Date, the calculation agent will determine the Index closing level on such Final Disrupted Valuation
Date in accordance with the formula for and method of calculating the Index last in effect prior to commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on the business day immediately preceding such Final Disrupted Valuation
Date of each security most recently constituting the Index.

INTEREST PAYMENTS

      If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the rate per annum, or such other rate or rates, as specified in such terms supplement. Under these circumstances, interest will accrue from the issuance date of the notes to but excluding the maturity date. Interest will be paid in arrears on each date specified in the relevant terms supplement (each such date an "Interest Payment Date") to and excluding the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Interest Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant terms supplement. Interest on the notes will be calculated based on a
360-day year of twelve 30-day months, unless otherwise specified in the relevant terms supplement.

      If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest payment period will commence as if the payment had not been delayed. If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

OTHER PAYMENT TERMS

      We will irrevocably deposit with The Depository Trust Company ("DTC") no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the
Interest Payment Dates, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

      A "business day" is, unless otherwise specified in the relevant terms supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close.

                                      SS-14

      Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

CALCULATION AGENT

      Lehman Brothers Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Initial Index Level, the Ending
Index Level, the Index Return, and the Additional Amount, if any, that we will pay you at maturity as well as whether the Index closing level is greater than or equal to the Knock-Out Level, for notes with a Knock-Out feature, on any trading day during the term of the notes as specified in the applicable terms supplement, whether the Ending Index Level is equal to or greater than the
Initial Index Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Index, whether there has been a material change in the method of calculation of the Index and, if the notes bear interest, whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

      The calculation agent will provide written notice to the trustee at its
New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Interest Payment Date, if applicable, on or prior to 11:00 a.m. on the business day preceding the maturity date and each
Interest Payment Date, if applicable.

      All calculations with respect to the Initial Index Level, the Ending Index
Level, the Index Return or any Index closing level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g.,
..876545 would be rounded to .87655); all dollar amounts related to determination of the Additional Amount payable at maturity, if any, per $1,000 principal amount note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655);
and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

MARKET DISRUPTION EVENTS

      Certain events may prevent the calculation agent from calculating the
Index closing level on any Index Valuation Date and consequently the Index
Return and the Additional Amount, if any, that we will pay you at maturity.
These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a "market disruption event."

      STOCK INDEX

      With respect to notes linked to a stock Index, a "market disruption event," unless otherwise specified in the relevant terms supplement, means:

      o   a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities at any time during the one hour period preceding the close of the principal trading session on such relevant exchange;

      o   a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Index (or the relevant successor index) at any time during the one hour period preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

                                      SS-15

      o   a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts or exchange traded funds related to the Index (or the relevant successor index) at any time during the one hour period preceding the close of the principal trading session on such exchange; or

      o   a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds;

in each case as determined by the calculation agent in its sole discretion.

      For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of:

      o   the portion of the level of the Index attributable to that security relative to

      o   the overall level of the Index,

in each case immediately before that suspension or limitation.

      For purposes of determining whether a market disruption event has occurred, unless otherwise specified in the relevant terms supplement:

      o   a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

      o   limitations pursuant to the rules of any relevant exchange similar to
          NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

      o   a suspension of trading in futures or options contracts on the Index by the primary securities market trading in such contracts by reason of:

          o   a price change exceeding limits set by such exchange or market,

          o   an imbalance of orders relating to such contracts, or

          o   a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the
          Index; and

      o   a "suspension, absence or material limitation of trading" on any relevant exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

      "Relevant exchange" means the primary exchange or market of trading for any security (or any combination thereof) then included in the Index or any successor index.

      COMMODITY INDEX

                                      SS-16

      With respect to notes linked to a commodity Index, a "market disruption event," unless otherwise specified in the relevant terms supplement, means:

      o   the termination or suspension of, or material limitation or disruption in the trading on any relevant exchange of any futures contract underlying such Index;

      o   the settlement price on any relevant exchange of any futures contract underlying such Index has increased or decreased by an amount equal to the maximum permitted price change from the previous day's settlement price; or

      o   the settlement price of a futures contract underlying such Index is not published by the relevant exchange;

in each case as determined by the calculation agent in its sole discretion.

      The following events will not be market disruption events, unless otherwise specified in the relevant terms supplement:

      o   a limitation on the hours in a trading day and/or the number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange; or

      o   a decision to permanently discontinue trading in a futures contract underlying such Index or option or futures contracts relating to such
          Index or any Index Commodity.

      "Relevant exchange" means any organized exchange or market of trading for any futures contract (or any combination thereof) then underlying such Index or any successor index.

EVENTS OF DEFAULT AND ACCELERATION

      Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be equal to $1,000 (or a portion of
$1,000 if there is a Partial Principal Protection Percentage set forth in the relevant terms supplement), plus the Additional Amount, which will be calculated as if the date of acceleration were the final Index Valuation Date, plus, if applicable, any accrued and unpaid interest on the notes. If the notes have more than one Index Valuation Date, then for each Index Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Index Valuation
Dates in excess of one) shall be the corresponding Index Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid. See "Description of Debt Securities-Defaults" in the accompanying base prospectus.

      If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

MODIFICATION

      Under the heading "Description of Debt Securities-Modification of the
Indentures" in the accompanying base prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

                                      SS-17

DEFEASANCE

      The provisions described in the accompanying base prospectus under the heading "Description of Debt Securities-Defeasance" are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

LISTING

      The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

BOOK-ENTRY ONLY ISSUANCE-THE DEPOSITORY TRUST COMPANY

      The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC.
See the description contained in the accompanying MTN prospectus supplement under the heading "Description of the Notes-Forms of Notes."

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

      Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of Citibank, N.A. ("Citibank") in The City of New York.

      Citibank or one of its affiliates will act as registrar and transfer agent for the notes. Citibank will also act as paying agent and may designate additional paying agents.

      Registration of transfers of the notes will be effected without charge by or on behalf of Citibank, but upon payment (with the giving of such indemnity as
Citibank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

GOVERNING LAW

      The notes will be governed by and construed in accordance with the law of the State of New York.

                                      SS-18

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes as of the date of this product supplement no. 50-I. If any information in the MTN prospectus supplement or the base prospectus is inconsistent with this product supplement no 50-I, you should rely on information in this product supplement
no. 50-I. If any information in the relevant terms supplement is inconsistent with this product supplement no. 50-I, you should rely on the information in the relevant terms supplement. The relevant terms supplement may also add, update or change information contained in this product supplement no. 50-I.

      Except where noted, this summary deals only with a note held as a capital asset by a United States holder who purchases the note on original issue at its initial offering price, and it does not deal with special situations. For example, except where noted, this summary does not address:

   o  tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, pass-through entities, tax-exempt entities or insurance companies;

   o  tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

   o  tax consequences to holders of notes whose "functional currency" is not the U.S. dollar;

   o  alternative minimum tax consequences, if any; or

   o  any state, local or foreign tax consequences.

      The discussion below is based upon the provisions of the Internal Revenue
Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this synthetic convertible prospectus supplement.
Those authorities may be changed, perhaps retroactively, so as to result in
United States federal income tax consequences different from those discussed below.

      If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your own tax advisors.

      Because there is no statutory, judicial or administrative authority directly addressing the characterization of the notes with terms such as the notes for United States federal income tax purposes, it is possible that the
Internal Revenue Service could assert characterizations other than those described in this prospectus supplement that could affect the timing, amount and character of income, gain, loss or deduction.

      If you are considering the purchase of notes, you should consult your own tax advisors concerning the federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

      The following discussion will apply to you if you are a United States holder of notes.

      For purposes of this discussion, a United States holder is a beneficial owner of a note that is for United States federal income tax purposes:

   o  an individual citizen or resident of the United States;

   o  a corporation (or any other entity treated as a corporation for United
      States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

   o  an estate the income of which is subject to United States federal income taxation regardless of its source; or

                                      SS-19

   o  a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

      A non-United States holder is a beneficial owner (other than a partnership) of notes that is not a United States holder.

NOTES WITH A TERM OF NOT MORE THAN ONE YEAR

      If the term of the notes (including the issue date but not the maturity date) from issuance to maturity (including the last possible date that the notes could be outstanding) is not more than one year, the following discussion applies. No statutory, judicial or administrative authority directly addresses the treatment of such notes or instruments similar thereto for U.S. federal income tax purposes and no ruling will be requested from the Internal Revenue
Service with respect to the notes. As a result, certain aspects of the U.S.
federal income tax consequences of an investment in such notes are uncertain.
Any differing treatment could affect the amount, timing and character of income with respect to the notes.

      In general, all payments, including all stated interest, on the notes will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term note, unless you elect to compute this discount using tax basis instead of issue price.

      In general, individuals and certain other cash method holders of short-term notes are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated
interest in income as the income is received. Holders that report income for
United States federal income tax purposes on the accrual method and certain other holders are generally required to accrue discount on short-term notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If a holder is not required, and does not elect, to include discount in income currently, any gain a holder realizes on the sale, exchange or retirement of a short-term note will generally be ordinary income to the extent of the discount accrued by the holder through the date of sale, exchange or retirement.

      Because the amount payable upon maturity of the notes is not fixed, it is not clear to what extent holders generally required to accrue discount under the short-term note rules would be required to accrue income with respect to the notes or the extent to which any gain realized by holders on the sale, exchange or maturity of the notes would be treated as capital gain or ordinary interest income. Gain realized by a holder who has held the notes during their entire term to maturity is likely to be treated as ordinary interest income. Any loss realized by such holder upon maturity would be likely be treated as capital loss, except possibly to the extent of amounts, if any, previously included in income. You should consult your tax advisors regarding the proper treatment of amounts paid in respect of the notes.

      If you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term notes.

NOTES WITH A TERM OF MORE THAN ONE YEAR

      If the term of the notes (including the issue date but not the maturity date) from issuance to maturity (including the last possible date that the notes could be outstanding) is more than one year, the following discussion applies.

   ACCRUAL OF INTEREST

      The Treasury regulations that apply to contingent payment debt obligations are expected to apply to the notes. All payments on the notes will be taken into account under these Treasury regulations. As discussed more fully below, the effect of these Treasury regulations will be to:

                                      SS-20

   o  require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the notes;

   o  result in the accrual of original issue discount by you based on the
      "comparable yield" of the notes in excess of stated interest payments actually made to you; and

   o  generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange or other disposition of the notes.

      Under the contingent payment debt rules, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the "comparable yield" of the notes, which will generally be the rate at which Lehman Brothers Holdings could issue a fixed rate debt instrument with terms and conditions similar to the notes.

      Lehman Brothers Holdings is required to provide the comparable yield to you and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the notes and estimates the amount and timing of contingent payments on the notes. You can obtain the comparable yield of the notes and the projected payment schedule by submitting a written request for them to Lehman Brothers Holdings at the following address:

      Controller's Office
      Lehman Brothers Holdings Inc.
      745 Seventh Avenue
      New York, New York 10019
      (212) 526-7000

Lehman Brothers Holdings agrees and, by purchasing a note, you agree, for United
States federal income tax purposes, to be bound by Lehman Brothers Holdings'
determination of the comparable yield and projected payment schedule. As a consequence, for United States federal income tax purposes, you must use the comparable yield determined by Lehman Brothers Holdings and the projected payments set forth in the projected payment schedule prepared by Lehman Brothers
Holdings in determining your interest accruals, and the adjustments thereto, in respect of the notes.

      THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED
FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS AND
ADJUSTMENTS THEREOF IN RESPECT OF THE NOTES AND DO NOT CONSTITUTE A
REPRESENTATION REGARDING THE ACTUAL AMOUNT OF THE PAYMENT ON A NOTE.

      The amount of original issue discount on a note for each accrual period is determined by multiplying the comparable yield of the note, adjusted for the length of the accrual period, by the note's adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the contingent payment debt regulations. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that you held the note. Lehman Brothers Holdings is required to provide information returns stating the amount of original issue discount accrued on notes held of record by persons other than corporations and other exempt owners.

      If an actual contingent payment made on the notes differs from the projected contingent payment, an adjustment will be made for the difference. A positive adjustment, for the amount by which an actual payment exceeds the projected contingent payment, will be treated as additional original issue discount in the current year. For these purposes, the payments in a taxable year include the fair market value of property received in that year. A negative adjustment will:

   o  first, reduce the amount of original issue discount required to be accrued in the current year; and

   o  second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the note.

                                      SS-21

   SALE, EXCHANGE, REDEMPTION, REPURCHASE OR OTHER DISPOSITION OF NOTES

      Upon the sale, exchange or other disposition of a note, you will recognize gain or loss equal to the difference between your amount realized (including the fair market value of any property received in a repurchase or redemption if
Lehman Brothers Holdings elects the stock settlement option) and your adjusted tax basis in the note. Such gain on a note generally will be treated as ordinary income. Loss from the disposition of a note will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the note. Any loss in excess of that amount will be treated as capital loss.
Special rules apply in determining the tax basis of a note. Your adjusted tax basis in a note is generally increased by original issue discount you previously accrued on the note and reduced by the projected amount of any payments previously scheduled to be made on the note.

NON-UNITED STATES HOLDERS

      The following discussion is a summary of certain United States federal tax consequences that will apply to you if you are a Non-United States holder of notes.

      Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, a corporation that accumulates earnings to avoid United States federal income tax, or an individual who is a
United States expatriate and therefore subject to special treatment under the
Code. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

UNITED STATES FEDERAL WITHHOLDING TAX

      The 30% United States federal withholding tax will not apply to any payment, including original issue discount, on a note under the portfolio interest rule provided that:

   o  interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

   o  you do not actually, or constructively, own 10% or more of the total combined voting power of all classes of Lehman Brothers Holdings' voting stock within the meaning of the Code and the Treasury regulations;

   o  you are not a controlled foreign corporation that is related to Lehman
      Brothers Holdings through stock ownership;

   o  you are not a bank whose receipt of interest on a note is described in
      Section 881(c)(3)(A) of the Code;

   o  any stocks underlying the Index remain actively traded on an established financial market within the meaning of Section 871(h)(4)(c)(v)(i) of the
      Code and are not a United States real property interest as defined in
      Section 897(c)(1) of the Code; and

   o  (1) you provide your name and address on an Internal Revenue Service Form
      W-8BEN and certify, under penalties of perjury, that you are not a United
      States holder or (2) you hold your notes through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations.

      Special certification rules apply to holders that are pass-through entities rather than individuals.

      If the requirements described above are not satisfied, payments made to you will be subject to a 30% United States federal withholding tax, unless you provide Lehman Brothers Holdings with a properly executed (1) IRS Form W-8BEN
(or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable income tax treaty or (2) IRS Form
W-8ECI stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as described below under "United States federal income tax").
Alternative documentation may be applicable in certain situations.

                                      SS-22

UNITED STATES FEDERAL INCOME TAX

      Any gain or income on a note will generally be subject to United States federal income tax if you are engaged in a trade or business in the United
States, and gain or income on the notes is effectively connected with the conduct of that trade or business. In such case, you will be subject to United
States federal income tax on such gain or income on a net income basis (although exempt from the 30% withholding tax, provided you comply with certain certification and disclosure requirements discussed above in "United States federal withholding tax") in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower applicable income tax treaty rate, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the
United States.

UNITED STATES FEDERAL ESTATE TAX

      Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on a note would be eligible for exemption from the 30%
withholding tax under the rules described in the bullet points under the heading
"-United States federal withholding tax," without regard to the certification requirements of the sixth bullet point.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      If you are a United States holder of notes, information reporting requirements will generally apply to all payments Lehman Brothers Holdings makes to you and the proceeds from the sale of a note paid to you, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to report in full interest income.

      If you are a Non-United States holder of notes, Lehman Brothers Holdings must report annually to the Internal Revenue Service and to you the amount of payments Lehman Brothers Holdings makes to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding regarding payments Lehman Brothers Holdings makes to you provided that Lehman Brothers Holdings does not have actual knowledge or reason to know that you are a United States holder and Lehman Brothers Holdings has received from you the statement described above under "-Non-United States holders-United States federal withholding tax." In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United
States or conducted through United States-related intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

                                      SS-23

                                  UNDERWRITING

      The notes are being offered by us through Lehman Brothers Inc., as principal or agent. We and Lehman Brothers Inc. entered into a distribution agreement with respect to the notes. We may sell notes at a discount to the agent, as principal for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. Unless otherwise specified in the relevant terms supplement, any note purchased by the agent as principal will be purchased at 100% of the principal amount less a percentage specified in the relevant terms supplement.
In addition, the agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the relevant terms supplement, will not exceed the discount to be received by the agent. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

      Lehman Brothers Inc., as agent, has agreed to use its reasonable best efforts to solicit orders to purchase notes. We will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Lehman Brothers Inc., as agent, will have the right to reject any proposed purchase in whole or in part. We will generally pay the agent a commission of up to 0.625% of the principal amount of notes sold through it as agent, depending on the stated maturity.

      We own, directly or indirectly, all of the outstanding equity securities of Lehman Brothers Inc. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an
NASD member firm's underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

      We may appoint other agents (either as principal or agent), other than or in addition to Lehman Brothers Inc., with respect to any issue of notes. Any other agents will be named in the relevant terms supplement and those agents will enter into the distribution agreement referred to above with respect to that issue of notes. The other agents may be our affiliates or our customers and may engage in transactions with and perform services for us in the ordinary course of business. Lehman Brothers Inc. may resell notes to or through another of our affiliates, as selling agent.

      Lehman Brothers Inc. or another agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

      In order to facilitate the offering of the notes, Lehman Brothers Inc. may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, Lehman Brothers Inc. may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. Lehman Brothers Inc. must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if Lehman Brothers Inc. is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, Lehman Brothers
Inc. may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. Lehman Brothers Inc. is not required to engage in these activities, and may end any of these activities at any time.

      No action has been or will be taken by us, Lehman Brothers Inc. or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 50-I or the accompanying base prospectus, MTN prospectus supplement, the relevant underlying supplement or the relevant terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 50-I or the

                                      SS-24

accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agents or any dealer.

      Each agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it, to the best of its knowledge after due inquiry (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the notes or possesses or distributes this product supplement no. 50-I and the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements and (ii) will obtain any consent, approval or permission required by it for the offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales. We shall not have responsibility for any Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

      The notes are not and will not be authorized by the Comision Nacional de
Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under
Argentine Law No. 17,811, as amended.

      The notes have not been and will not be registered with the "Comissao de
Valores Mobiliarios" - the Brazilian Securities and Exchange Commission ("CVM")
and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction
n(degree) 400, dated December 29, 2003, as amended from time to time.

      The notes have not been registered with the Superintendencia de Valores y
Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no.
50-I or the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the agent has represented and agreed, and each underwriter agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes to the public in that Relevant Member
State except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the notes to the public in that Relevant
Member State:

      (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member
      State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is
      12 months after the date of such publication;

      (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

      (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and

                                      SS-25

      (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (d) at any time in any other circumstances which do not require the publication by Lehman Brothers Holdings Inc. of a prospectus pursuant to
      Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of the notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that
Member State by any measure implementing the Prospectus Directive in that Member
State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      The notes have not been, and will not be, registered with the National
Registry of Securities maintained by the Mexican National Banking and Securities
Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 50-I and the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements may not be publicly distributed in the United Mexican
States.

      Neither this product supplement no. 50-I nor the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplements have been registered as a prospectus with the Monetary Authority of
Singapore. Accordingly, this product supplement no. 50-I, the accompanying base prospectus, MTN prospectus supplement, underlying supplement or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore
(the "SFA"), (ii) to a relevant person, or any person pursuant to Section
275(1A), and in accordance with the conditions, specified in Section 275 of the
SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

      The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies
Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong
Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to
"professional investors" within the meaning of the Securities and Futures
Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

      The agent has represented and agreed that:

      (a) in relation to any notes which have a maturity of less than one year,
      (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would

                                      SS-26

      otherwise constitute a contravention of Section 19 of the Financial
      Services and Markets Act 2000 (the "FSMA") by such agent;

      (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
      FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to Lehman
      Brothers Holdings Inc.; and

      (c) it has complied and will comply with all applicable provisions of the
      FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

      This offering is extraterritorial (non-Venezuelan), directed exclusively to clients of the underwriters and as such, no registrations or authorizations will be required from the Comision Nacional de Valores.

      Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a "T+3" settlement cycle).

                                      SS-27

                      BENEFIT PLAN INVESTOR CONSIDERATIONS

      A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended
("ERISA"), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans
(collectively, "ERISA Plans") should consider the fiduciary standards of ERISA in the context of the ERISA Plans' particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

      Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in
Interest") with respect to such Plans. As a result of our business, we are a
Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section
4975(c)(1) of the Code, unless exemptive relief were available under an applicable class, statutory or administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

      Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE")
96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes or any interest therein that (a) its purchase and holding of the notes is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the notes will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or there is some other basis on which such purchase and holding is not prohibited.

      Employee benefit plans that are governmental plans (as defined in Section
3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and
non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents
("Similar Laws"). Accordingly, each purchaser or holder of the notes or any interest therein shall be deemed to have represented by its purchase or holding of the notes or any interest therein) that such purchase and holding does not violate applicable Similar Laws or rules.

      Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or some other basis on which the acquisition and holding is not prohibited.

      Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar
Laws. The sale of any notes to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

                                      SS-28